Exhibit 10.36

                FIRST AMENDMENT AND EXTENSION OF LEASE AGREEMENT
                ------------------------------------------------

      THIS FIRST AMENDMENT AND EXTENSION OF LEASE AGREEMENT made and entered into this 14th day of Nov. 2002 by and between CB Partners Limited Partnership, an Ohio Limited Partnership (hereinafter referred to as "Landlord") and KarlNet, Inc., an Ohio Corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:
                                   -----------

      WHEREAS, a Lease dated January 30, 2001 (hereinafter referred to as "Lease") was entered into between Landlord and Tenant in which Tenant leased approximately 6,376 square feet of space from Landlord identified as Suite 100 ("the Premises") on the first floor of a certain premises in the Building known as at 525 Metro Place North, Dublin, Ohio, 43017.

      WHEREAS, Landlord and Tenant now wish to modify and extend the Lease for an additional period of five (5) years and three (3) months; and

      NOW THEREFORE, in consideration of the mutual covenants, conditions, and agreements hereinafter contained, Landlord and Tenant hereby agree as follows:

      1. Paragraph I of the Lease shall be modified to reflect a term for an additional period of five (5) years and three (3) months, commencing on December 1, 2002, and ending on January 31, 2008 ("Extended Term").

      2. Paragraph 3 of the Lease shall be modified to reflect that Tenant shall pay to Landlord as Base Rent for the Premises during the Extended Term as follows:

------------------------------------------------------------------------------------------------------
       Per Sq. Ft.         Annual                Monthly            From                    To
------------------------------------------------------------------------------------------------------
         $13.00           $82,888.00           $6,907.33      December 1, 2002      November 30, 2003
------------------------------------------------------------------------------------------------------
         $13.50           $86,076.00            $7173.00      December 1, 2003      November 30, 2004
------------------------------------------------------------------------------------------------------
         $14.00           $89,264.00            $7438.67      December 1, 2004      November 30,2005
------------------------------------------------------------------------------------------------------
         $14.75           $94,046.00            $7837.17      December 1, 2005      November 30, 2006
------------------------------------------------------------------------------------------------------
         $15.50           $98,828.00            $8235.67      December 1, 2006      January 31, 2008
------------------------------------------------------------------------------------------------------

      3.    Tenant Improvement Allowance:
            -----------------------------

            Landlord will provide up to $6.00 per square foot for Tenant Improvements installed by Tenant during the first two years of The Extended Term, provided Tenant abides by Rules and Regulations regarding any construction within-the Building. Landlord will reimburse Tenant within 30 days for said Tenant Improvements once lien waivers have been provided to Landlord for work done within the space. Tenant Improvement money must be used only to improve the space and shall not be spent on furnishings, fixtures or personal property. Tenant agrees to abide by Section 10 of the Lease.

      4.    Base Year:
            ----------

            Paragraph 4 (a)(iv) shall be modified to read as follows: The term "Base Year" shall mean 2003.

      5.    HVAC:
            -----

            Landlord shall have all units inspected at Landlord's cost and expense and if necessary repaired and balanced at Landlord's cost.

      6.    Option on First Floor Space:
            ----------------------------

            RIGHT OF FIRST REFUSAL: During the Term and upon the terms and conditions set forth in this Section, Landlord grants to Tenant the right and option (the "Option") to lease any first floor space in the Building and which becomes available for lease during the Extend Term (the "Option Space") on the same terms and conditions (including but not limited to the Base Rent and TI), for the duration of the Extended Term as are then applicable to the Premises provided Tenant has given Landlord at least ten (10) business days notice that it desires to lease an Option Space that becomes available, then in such case Landlord shall offer the Option Space to Tenant and thereafter Tenant shall have five business days to commit in writing to lease all, and only all, of the Option Space on substantially the same terms and conditions as contained herein, except the term shall be for a period of not less than three (3) years from the date Tenant takes occupancy and rent and TI allowance shall be negotiated in good faith by the Parties to the . extent they extend the original Term. To the extent TI covers the time period of the original Term then the TI shall be that same as set forth herein, except TI shall be prorated on a straight line basis. In the event Tenant so commits to lease the Option Space, Landlord and Tenant shall, use good faith efforts to enter into a new lease (or an amendment to this lease) for the Option Space within 10 business days thereafter. In the event Landlord and Tenant fail to enter into such a lease within that ten (10) business day period, Tenant shall be deemed to have waived the Option and this paragraph shall be null and void. To the extent any Option Space is available at the execution of the Lease, Landlord agrees to provide Tenant with written notice upon receipt or oral request for a proposal to lease any Option Space to a third party. Landlord has previously granted a First Option on any space in the building to Cisco. Tenant acknowledges that this Option is subservient to Cisco's Option. To the extent Cisco exercises it's Option for space on the first floor Landlord shall not be obligated to lease to Tenant and shall not be in default of its obligations hereunder.

      Except as set forth above, all other Terms and Conditions of the above described Lease and Extension and Modifications shall remain the same and in full force and effect.

                                             LANDLORD:
                                             CB Partners Limited Partnership

                                             By: /s/ James A. Carney
                                                 -------------------
                                             James A. Carney


                                             TENANT:

                                             By: /s/ Douglas Karl
                                                 -------------------
                                             Its President